Exhibit 10.2

Knightscope, Inc.

2022 Equity Incentive Plan

Stock Option Award Notice

[Name of Optionee]

You have been awarded a stock option to purchase shares of Class A Common Stock of Knightscope, Inc., a Delaware corporation (the “Company”), pursuant to the terms and conditions of the Knightscope, Inc. 2022 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement (together with this Award Notice, the “Agreement”). The Stock Option Agreement is attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Option:

You have been awarded an Incentive Stock Option to purchase from the Company [insert number] shares of Class A Common Stock, par value $0.001 per share (the “Common Stock”), subject to adjustment as provided in Section 5.2 of the Agreement.

Option Date:	[____________________, _____]
Exercise Price:	$[______________] per share, subject to adjustment as provided in Section 5.2 of the Agreement.
Vesting Schedule:

Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Related Companies and Optionee and which is in effect as of the Option Date, the Option shall vest in twenty-five percent (25%) annual installments on each anniversary of the Option Date (each, a “Vesting Date”), in each case, provided that you have not incurred a Termination of Service prior to the applicable Vesting Date.

Expiration Date:

Except to the extent earlier terminated pursuant to Section 3.2 of the Agreement or earlier exercised pursuant to Section 3.3 of the Agreement, the Option shall terminate at 5:00 p.m., U.S. Pacific time, on the day immediately preceding the ten-year anniversary of the Option Date.

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4935-6314-3603v.1

KNIGHTSCOPE, INC.

By: ______________________________

Name:

Title:

Acknowledgment, Acceptance and Agreement:

By accepting this grant on the Company’s stock plan administrator’s website, I hereby accept the Option granted to me and acknowledge and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

__________________________________

Participant Name

__________________________________ Date_______________________________

Signature

Knightscope, Inc.

2022 Equity Incentive Plan

Stock Option Agreement

Knightscope, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (the “Optionee”) named in the stock option award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Option Date”), pursuant to the provisions of the Knightscope, Inc. 2022 Equity Incentive Plan (the “Plan”), an option to purchase from the Company the number of shares of the Company’s Class A Common Stock, par value $0.001 per share (“Common Stock”), set forth in the Award Notice at the price per share set forth in the Award Notice (the “Exercise Price”) (the “Option”), upon and subject to the restrictions, terms and conditions set forth in the Award Notice, the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.Option Subject to Acceptance of Agreement. The Option shall be null and void unless Optionee electronically accepts this Agreement within Optionee’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect (or, if permitted by the Company, accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company).
2.Tax Status. The Option granted hereby is intended to qualify as an “incentive stock option” under section 422 of the Code. Notwithstanding the foregoing, the Option will not qualify as an “incentive stock option” if any of the following events occur: (a) the Optionee disposes of the Common Stock acquired pursuant to the Option at any time during the two-year period following the date of this Agreement or the one-year period following the date of any exercise of the Option; (b) except in the event of the Optionee’s death or “disability” (as defined in section 22(e)(3) of the Code), the Optionee is not employed by the Company or any Related Company at all times during the period beginning on the date of this Agreement and ending on the day that is three months before the date of any exercise of the Option; or (c) the aggregate Fair Market Value of the Common Stock subject to “incentive stock options” held by the Optionee which become exercisable for the first time in any calendar year (under all plans of the Company or a Related Company) exceeds $100,000. For purposes of clause (c) above, the Fair Market Value of the Common Stock shall be determined as of the Option Date. To the extent that all or a portion of the Option does not qualify as an “incentive stock option,” it shall not affect the validity of the Option (or portion thereof) and shall constitute a separate non-qualified stock option without any further action by the Company or the Optionee.
3.Time and Manner of Exercise of Option.
3.1.Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after the expiration date set forth in the Award Notice (the “Expiration Date”).
3.2.Vesting and Exercise of Option. Except as otherwise provided in the Plan or any other agreement between the Company or any of its Related Companies and Optionee and which is in effect as of the Option Date, if Optionee’s employment with the Company and any Related Company terminates for any reason, all vesting of the Option shall cease immediately, and any unvested portion of the Option shall terminate immediately as of such date. The vested portion of the Option as of the date of such termination of employment shall be exercisable according to the following terms and conditions:

(a)Termination of Employment due to Death or Disability. If Optionee’s employment with the Company and any Related Company terminates by reason of Optionee’s death or Disability, then the vested portion of the Option may thereafter be exercised by Optionee or Optionee’s executor, administrator, or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”) until and including the earlier to occur of (i) the date which is 12 months after the date of termination of employment and (ii) the Expiration Date. For purposes of this Agreement, “Disability” shall have the meaning set forth in 22(e)(3) of the Code.
(b)Termination of Service Following a Change in Control. If Optionee experiences a Termination of Service by reason of a Termination of Service by the Company or a Related Company other than for Cause, death or Disability, in each case, on or prior to the one-year anniversary of a Change in Control, then the Option shall immediately vest and become exercisable upon such Termination of Service and may thereafter be exercised by Optionee or Optionee’s Legal Representative until and including the earlier to occur of (i) the date which is three months after the date of such Termination of Service and (ii) the Expiration Date.
(c)Termination for Cause. If (i) Optionee’s employment with the Company and any Related Company terminates by reason of termination by the Company or one of its Related Companies for Cause, then the Option, whether or not vested, shall terminate immediately upon such termination of employment.
(d)Termination for any other Reason. If Optionee’s employment with the Company and any Related Company is terminated by the Company or Optionee for any reason other than as specified in Sections 3.2(a), (b) or (c), then the vested portion of the Option may thereafter be exercised by Optionee or Optionee’s Legal Representative until and including the earlier to occur of (i) the date which is three months after the date of such termination of employment and (ii) the Expiration Date.
3.3.Method of Exercise. Subject to the limitations set forth in this Agreement, the Option, to the extent vested, may be exercised by Optionee (a) by delivering to the Company an exercise notice in the form prescribed by the Company specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) either (i) in cash, (ii) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise, (iii) to the extent permitted by the Plan Administrator, by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered, having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation or (iv) any other methods approved by the Plan Administrator, and (b) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by Optionee. No share of Common Stock shall be issued or delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.1, have been paid.
3.4.Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 3.4. The Option shall terminate, to the extent not earlier terminated pursuant to Section 3.2 or exercised pursuant to Section 3.3, on the Expiration Date. Upon the termination of the Option, the Option and all rights hereunder shall immediately become null and void.
4.Transfer Restrictions and Investment Representations.

4.1.Nontransferability of Option. The Option may not be transferred by Optionee other than by will or the laws of descent and distribution. Except to the extent permitted by the foregoing sentence, (a) during Optionee’s lifetime the Option is exercisable only by Optionee or Optionee’s Legal Representative and (b) the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.
4.2.Investment Representation. Optionee hereby represents and covenants that (a) any shares of Common Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act, unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Optionee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (i) is true and correct as of the date of any purchase of any shares hereunder or (ii) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Plan Administrator shall in its sole discretion deem necessary or advisable.
5.Additional Terms and Conditions.
5.1.Withholding Taxes. As a condition precedent to the issuance of Common Stock following the exercise of the Option, Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option. If Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to Optionee or withhold shares of Common Stock. Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (i) in cash; (ii) to the extent permitted by the Plan Administrator, delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments; (iii) to the extent permitted by the Plan Administrator, authorizing the Company withhold whole shares of Common Stock which would otherwise be delivered to Optionee upon exercise of the Option having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments; (iv) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise; or (v) any other methods approved by the Plan Administrator. Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the amount determined by applying the maximum individual statutory tax rate in the Optionee’s jurisdiction; provided that the Plan Administrator shall be permitted to limit the number of shares so delivered withheld to a lesser number if necessary, as determined by the Plan Administrator, to avoid adverse accounting consequences or for administrative convenience. Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by Optionee. No shares of Common Stock shall be issued or delivered until the Required Tax Payments have been satisfied in full.
5.2.Adjustment. If the Company undertakes a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution or dividend to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure that constitutes an equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) and that results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged or adjusted for a different number or kind of securities of the Company or any other company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Plan Administrator will make proportional adjustments in the number and kind of securities that are subject to the Option and the Exercise Price and any other terms of an Award that are affected by the change, in each case as necessary to prevent the diminution or enlargement of rights under the Plan. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments will be conclusive and binding. For clarity, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either on direct sale or on the exercise of rights or warrants to subscribe therefor, or on conversion of shares or obligations of the Company convertible into such shares or other securities, will not affect, and no adjustment by reason thereof will be made with respect to, the Option.
5.3.Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or issuance of shares hereunder, the Option may not be exercised, in whole or in part, and such shares may not be issued, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
5.4.Issuance or Delivery of Shares. Upon the exercise of the Option, in whole or in part, the Company shall issue or deliver, subject to the conditions of this Agreement, the number of shares of Common Stock purchased against full payment therefor. Such issuance shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance, except as otherwise provided in Section 5.1.
5.5.Option Confers No Rights as Stockholder. Optionee shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until such shares are purchased and issued upon the exercise of the Option, in whole or in part, and Optionee becomes a stockholder of record with respect to such issued shares. Optionee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and issued.
5.6.Option Confers No Rights to Continued Employment or Service. In no event shall the granting of the Option or its acceptance by Optionee, or any provision of the Agreement or the Plan, give or be deemed to give Optionee any right to continued employment or service by the Company or any Related Company or affect in any manner the right of the Company or any Related Company to terminate the employment or service of any person at any time.

5.7.Cancellation / Clawback. Optionee hereby acknowledges and agrees that, Optionee and the Option are subject to the Knighstcope, Inc. Incentive Compensation Recovery Policy or any other clawback policy adopted by the Company and in effect as of the Option Date or adopted thereafter to comply with applicable law (as applicable, the “Clawback Policy”). In consideration of the grant of the Option under this Agreement, the Optionee agrees that, to the extent that the Optionee is or becomes covered by the Clawback Policy, the Option granted to the Optionee pursuant to this Agreement and any shares of Common Stock issued upon exercise thereof shall be subject to the Clawback Policy.
5.8.Protected Rights. Pursuant to 18 U.S.C. § 1833(b), “an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, Optionee has the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Optionee also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement or the Plan is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Optionee understands that nothing contained in this Agreement or the Plan limits Optionee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Optionee further understands that neither this Agreement nor the Plan limits Optionee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Optionee’s right to receive an award for information provided to any Government Agencies.
5.9.Decisions of Plan Administrator. The Plan Administrator shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Plan Administrator regarding the Plan or this Agreement shall be final, binding and conclusive.
5.10.Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.
5.11.Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to 305 North Mathilda Avenue, Sunnyvale, CA, Attention: Chief Financial Officer, 305 North Mathilda Avenue, Sunnyvale, CA 94085, (650)-924-1025, hr@knightscope.com, and if to Optionee, to the last known mailing address of Optionee contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

5.12.Governing Law and Venue. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws. Optionee irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of California.
5.13.Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan (including, without limitation, Section 14 of the Plan) and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. Optionee hereby acknowledges receipt of a copy of the Plan.
5.14.Entire Agreement. This Agreement, employment agreement (if applicable) and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. Notwithstanding the foregoing, Optionee acknowledges that Optionee is subject to Company policies relating to trading in the Company’s securities.
5.15.Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would materially impair Optionee’s rights under this Agreement shall be subject to the written consent of Optionee. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
5.16.Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.